THE CHINA FUND, INC. (CHN)
The Martin Currie
Shanghai team
IN BRIEF

Net asset value per share	US$	27.91
Market price	US$	26.65
Premium/(discount)		(4.51%)
Fund size	US$	506.7	m
Source: State Street Bank and Trust Company

At 30 September 2008	US$ returns

	China Fund	MSCI Golden
	NAV	Dragon*
	%	%
One month	(13.5)	(19.2)
Year to date	(37.6)	(39.2)
One year	(34.7)	(40.6)
Three years %pa	23.5	6.3
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. NAV performance.

*	Source for index data: MSCI.
MANAGER’S COMMENTARY

Martin Currie acts as portfolio manager of The China Fund, Inc. (Fund). This commentary is the opinion of Martin Currie Inc.
‘Disaster teaches us humility,’ said Saint Anselm, and the archbishop was right. After battling through the terrible summer, we thought that falling inflation and stimulative measures from a government freed from Olympic distractions might result in a rally. We were wrong. Instead we had the end of the financial world as we know it. Inflation did fall (down to 4.9% in August), reserve ratio requirements were cut for the first time in five years (by 100 basis points to 16.5%) and the lending rate was reduced by 27 basis points. But all this good news was overwhelmed by the daily diet of bad news and bank failures from the US and Europe. The only grim humour to be derived from the mess was seeing the US adopt the Chinese model of socialist finance. Unfortunately, Americans don’t have China’s high levels of savings - which are needed to cope with such an inefficient system.
As if toxic debt was not enough to contend with, China’s dairy industry turned out to be pedalling toxic milk, which damaged public confidence in Chinese food and beverage brands both at home and abroad. We took the opportunity to add to our holding in the blameless China Milk (which should really be called China Semen as it supplies bull semen to improve the Chinese dairy herd).
The Chinese economy is clearly slowing, as indicated by such statistics as electricity demand (only +5.4% year on year in August), slowing traffic figures (Jiangsu Expressway August traffic -11.3%) and local commodity prices (Baosteel cut average steel selling prices for November by 16%). Investor sentiment is terrible. But the administrations in both Beijing and Taipei are alive to the dangers and well positioned to take restorative action. In Beijing, the third plenum of the central committee is expected to result in various reform initiatives on tax and agriculture, as well as additional public works spending. In Taipei, the Legislative Yuan has returned from its long summer recess looking to boost cross-strait business (your manager took his first direct flight from Shanghai to Taipei last month), cut taxes and approve the US$120 billion i12 infrastructure programme.
Consumers in China are already reacting to the slowdown, but we should not lose sight of the fact that neither companies nor individuals here are as encumbered with debt as consumers in the West. Therefore, once the uncertainty about the financial crisis and depth of the US recession subsides, we expect growth in China to continue at a premium rate.

INVESTMENT STRATEGY

The Fund is 95.9% invested with holdings in 73 companies. Our portfolio stocks are now as cheap as they have ever been (some with price/earnings ratios of around 3 times 2008 earnings) and these are well-funded, competitive companies with good growth prospects. So we have not lost heart. The Fund’s policy of full investment has been painful in the downturn, but, unlike open-ended mutual funds that must hold lots of cash during such a time for fear of redemptions, the Fund is well placed to benefit from the recovery when it takes place.
Ahead of our financial year-end in October, we have been taking some of our losses to offset the substantial crystallized gain in the portfolio, selling Shanghai Lujiazui, ZTE, Yusco and Hannstar. We have been rolling the resulting cash into those favourite stocks beaten down in the current market panic, namely China Milk, Fu Ji Food, Hsu Fu Chi, Honghua, Anta, Cyberlink and Huiyuan Juice (still trading 25% below Coke’s bid price).
During September, rather than sitting behind red-coloured Bloomberg screens, the managers and the Fund’s Board of Directors (Board) have been out visiting portfolio companies, in order to distinguish between the apocalyptic hearsay and the usually less gloomy reality. The Board visited the Shandong headquarters of Qingdao Bright Moon, the world’s largest seaweed processing company, of which the Fund owns a 25% stake (see photo). We expect Qingdao Bright Moon’s earnings to increase over the next two years; the company remains on track for an A-share listing in 2010.
Chris Ruffle, Martin Currie Inc*

*	Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie.
MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
HCML has seconded both Chris Ruffle and Shifeng Ke to MCIM, or its affiliates, on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund’s Board with the management of Qingdao Bright Moon.

30 SEPTEMBER 2008

FUND DETAILS

Market cap	US$483.80m
Shares outstanding	18,153,740
Exchange listed	NYSE
Listing date	July 10, 1992
Listed and direct investment manager	Martin Currie Inc
Source: State Street Bank and Trust Company.
ASSET ALLOCATION

Hong Kong	25.0%
Singapore	4.0%
Hong Kong ‘H’ shares	8.5%
Taiwan	26.2%
United Kingdom	1.7%
United States	5.4%
Equity linked securities (‘A’ shares)	12.2%
Direct	12.9%
Other assets & liabilities	4.1%
Source: State Street Bank and Trust Company
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon

Consumer discretionary	24.0%	4.4%
Consumer staples	15.6%	1.6%
Healthcare	12.5%	—
Financials	12.0%	33.9%
Industrials	11.1%	8.6%
Information technology	7.7%	19.5%
Energy	5.1%	8.9%
Materials	5.0%	5.8%
Utilities	2.5%	5.4%
Telecommunications	0.4%	11.8%
Other assets & liabilities	4.1%	—
Source: State Street Bank and Trust Company. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%

One month	(13.5)	(7.5)
Year to date	(37.6)	(29.9)
Three years %pa	23.5	20.0
Past performance is not a guide to future returns.
Three year returns are annualised.
Source: State Street Bank and Trust Company
15 LARGEST HOLDINGS (41.8%)

Queenbury Investment (Huiyin)	Consumer discretionary	7.6%
Chaoda Modern Agriculture	Consumer staples	3.4%
China Huiyuan Juice	Consumer staples	3.4%
Yuanta Financial	Financials	2.8%
Shandong Weigao Group	Healthcare	2.6%
Daqin Railway	Industrials	2.6%
Xinao Gas	Utilities	2.5%
Mindray Medical International	Healthcare	2.5%
Wumart Stores	Consumer staples	2.4%
Far Eastern Department Stores	Consumer discretionary	2.3%
China Development Financial	Financials	2.2%
Uni-President Enterprises	Consumer staples	2.1%
Wuliangye Yibin	Consumer discretionary	1.9%
Fubon Financials	Financials	1.8%
Quinhai Salt Lake Potash	Materials	1.7%
DIRECT INVESTMENTS (12.9%)

Queenbury Investment (Huiyin)	Consumer discretionary	7.6%
Qingdao Bright Moon	Industrials	1.4%
China Silicon (Series A Preferred)	Information technology	1.3%
Highlight Tech	Industrials	1.2%
Wuxi Paiho	Industrials	0.7%
Sino-Twinwood	Information technology	0.6%
China Silicon	Information technology	0.1%
teco Optronics	Information technology	—
Source: State Street Bank and Trust Company.

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa

The China Fund, Inc.	(13.5)	(20.5)	(37.6)	(34.7)	23.5	17.7	10.6
MSCI Golden Dragon	(19.2)	(24.5)	(39.2)	(40.6)	6.3	10.2	n/a
Hang Seng China Enterprise	(21.8)	(23.5)	(43.5)	(46.7)	20.1	22.9	n/a
Shanghai Stock Exchange 180	(7.1)	(19.0)	(55.0)	(55.2)	40.2	18.5	n/a
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2008 Bloomberg LP for the Hang Seng China Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2008.
THE CHINA FUND INC. PREMIUM/DISCOUNT

Past performance is not a guide to future returns.
Source: Martin Currie Inc as at 30 September 2008.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01	12.12
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30	0.28
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73	9.00
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98	2.84
Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company.

30 SEPTEMBER 2008

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Hong Kong					25.0%
Chaoda Modern Agriculture	682 HK	HK$6.5	20,633,998	17,216,142	3.4%
China Huiyuan Juice	1886HK	HK$9.5	14,059,500	17,197,722	3.4%
Xinao Gas	2688 HK	HK$10.4	9,286,000	12,434,819	2.5%
Golden Meditech	8180 HK	HK$1.8	35,040,000	8,075,968	1.6%
China Shineway Pharmaceutical	2877 HK	HK$5.5	11,184,000	7,920,221	1.6%
Huabao International	336 HK	HK$5.9	9,135,000	6,986,706	1.4%
Natural Beauty Bio-Technology	157 HK	HK$1.7	32,780,000	6,964,185	1.4%
Shangri-La Asia	0069 HK	HK$11.0	4,141,555	5,865,885	1.2%
FU JI Food & Catering Services	1175HK	HK$7.9	5,199,000	5,254,930	1.0%
Ports Design	589 HK	HK$14.0	2,678,500	4,828,332	1.0%
Anta Sports	2020 HK	HK$4.4	8,303,000	4,703,977	0.9%
Intime Department Store Group	1833 HK	HK$3.2	10,486,629	4,320,792	0.9%
TPV Technology	903 HK	HK$2.4	12,728,000	3,851,283	0.7%
Tianjin Development	0882 HK	HK$3.1	8,440,000	3,368,850	0.7%
Fushan International Energy	639 HK	HK$2.9	8,322,000	3,150,304	0.6%
Yorkey Optical International	2788 HK	HK$1.3	16,424,000	2,706,863	0.5%
Honghua Group	196 HK	HK$1.5	13,786,000	2,627,105	0.5%
China Travel International	0308 HK	HK$1.7	10,982,000	2,446,273	0.5%
SPG Land	1688 HK	HK$1.6	11,037,000	2,273,780	0.4%
Chinasoft International	8216 HK	HK$0.9	19,230,000	1,980,828	0.4%
China Rare Earth	769 HK	HK$0.9	15,254,000	1,708,758	0.3%
Ocean Grand Chemicals	2882 HK	HK$0.3	17,379,000	693,688	0.1%
Arcontech	8097 HK	—	18,386,000	—	—

Singapore					4.0%
China Fishery Group	CFG SP	SG$1.0	10,259,000	7,228,428	1.4%
Hsu Fu Chi International	HFCI SP	SG$1.0	8,968,000	5,943,423	1.2%
China Milk Products Group	CMILK SP	SG$0.6	9,093,000	3,742,628	0.7%
CDW	CDW SP	SG$0.1	60,000,000	1,883,568	0.4%
China Energy	CEGY SP	SG$0.2	12,199,000	1,829,701	0.3%

Hong Kong ‘H’ shares					8.5%
Shandong Weigao Group	8199 HK	HK$11.5	9,004,000	13,332,475	2.7%
Wumart Stores	995 HK	HK$6.2	15,126,000	12,075,169	2.4%
China Oilfield Services	2883 HK	HK$7.1	7,132,000	6,492,444	1.3%
Zijin Mining	2899 HK	HK$3.9	10,408,000	5,199,678	1.0%
China Shenhua Energy	1088 HK	HK$18.5	1,450,000	3,453,959	0.7%
ZTE Corp	763 HK	HK$28.9	575,959	2,143,221	0.4%
China Railway Group	390 HK	HK$4.6	504	300	0.0%

Taiwan					26.2%
Yuanta Financial	2885 TT	NT$17.1	26,635,545	14,157,494	2.8%
Far Eastern Department Stores	2903 TT	NT$20.5	18,511,584	11,795,766	2.4%
China Development Financial	2883 TT	NT$9.5	37,793,738	11,160,204	2.2%
Uni-President Enterprises	1216 TT	NT$28.3	12,019,581	10,573,151	2.1%
Fubon Financial	2881 TT	NT$22.6	12,603,000	8,833,833	1.8%
Powertech Technology	6239 TT	NT$69.0	3,939,210	8,448,642	1.7%
Cathay Financial	2882 TT	NT$43.2	5,993,788	8,039,164	1.6%
Synnex Technology	2347 TT	NT$49.1	5,211,855	7,946,210	1.6%
Taiwan Secom	9917 TT	NT$46.0	4,738,000	6,774,567	1.4%
Tripod Technology	3044 TT	NT$60.2	3,352,867	6,273,957	1.2%
China Metal Products	1532 TT	NT$22.1	9,019,882	6,182,130	1.2%
FamilyMart	5903 TT	NT$49.0	3,777,652	5,753,693	1.1%
Lien Hwa Industrial	1229 TT	NT$10.3	15,919,692	5,096,835	1.0%
Ruentex Development	9945 TT	NT$17.1	9,477,000	5,037,275	1.0%
Merry Electronics	2439 TT	NT$41.5	3,584,340	4,623,661	0.9%
Wah Lee Industrial	3010 TT	NT$36.0	4,118,821	4,608,972	0.9%
Yieh United Steel	9957 TT	NT$9.8	11,829,580	3,603,497	0.7%
Cyberlink	5203 TT	NT$123.0	850,000	3,249,771	0.6%

United Kingdom					1.7%
China Medical System Holdings	CMSH LN	£1.3	3,623,188	8,514,236	1.7%

United States					5.4%
Mindray Medical International	MR US	US$33.7	367,000	12,378,910	2.5%
The9	CMED US	US$16.8	356,200	5,980,598	1.2%
WuXi PharmaTech Cayman	WX US	US$13.2	428,341	5,632,684	1.1%
Far East Energy	FEEC US	US$0.3	10,974,134	3,347,111	0.6%

Sector	Company (BBG ticker)	Price	Holding	Value US$	% of portfolio

Equity linked securities (‘A’ shares)					12.2%
Daqin Railway		US$1.9	6,907,000	13,068,044	2.6%
Wuliangye Yibin		US$2.4	3,998,801	9,793,064	1.9%
Qinghai Salt Lake Potash		US$9.7	887,909	8,630,475	1.7%
Finance Street		US$1.3	5,743,906	7,329,224	1.5%
Shanghai Zhenhua Port Machinery		US$1.6	4,462,752	7,278,748	1.4%
Shanghai Tunnel Engineering		US$1.3	4,439,247	5,886,442	1.2%
China Yangtze Power		US$1.2	4,169,077	5,127,965	1.0%
Shanghai International Airport		US$2.5	1,816,700	4,636,218	0.9%

Direct					12.9%
Queenbury Investment (Huiyin)		US$85466.7	450	38,459,700	7.6%
Qingdao Bright Moon		US$0.2	31,827,172	7,001,978	1.4%
China Silicon (Series A Preferred)		US$238.0	27,418	6,525,484	1.3%
Highlight Tech		US$1.8	3,366,893	5,993,070	1.2%
Wuxi Paiho		US$0.3	11,734,701	3,679,990	0.7%
Sino-Twinwood		US$6.1	500,000	3,050,000	0.6%
China Silicon		US$2.4	128,560	305,973	0.1%
teco Optronics		—	1,861,710	—	—

Other assets & liabilities				20,840,633	4.1%
INDEX DESCRIPTIONS

MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in Hans Seng Mainland China index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS

The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
•	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

•	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The China Securities Regulatory Commission (CSRC) is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (PRC) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and State Administration of Foreign Exchange (SAFE) wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

•	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The Fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

•	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain Organisation for Economic Co-operation and Development (OECD) countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

•	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

•	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

•	The value of the Fund’s investment in any Quota will be affected by taxation levied against the relevant Qualified Foreign Institutional Investors (QFIIs) or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.
Martin Currie Inc, registered in Scotland (no BR2575) Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: 44 (0) 131 229 5252 Fax: 44 (0) 131 228 5959 www.martincurrie.com/china North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA. Please note: calls to the above numbers may be recorded.